Exhibit 10.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF, UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER, SALE, OR DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THE SEVENTH ANNIVERSARY OF THE DATE OF ISSUANCE SET FORTH BELOW.

No.	Date of Issuance: April , 2012

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

FORM OF WARRANT TO PURCHASE                      SHARES OF
COMMON STOCK, PAR VALUE $0.01 PER SHARE

For VALUE RECEIVED,                                                                    (the “Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), at any time commencing on the date that is six (6) months after the Date of Issuance set forth above and not later than 5:00 P.M., Eastern time, on the date that is the seventh anniversary of the Date of Issuance set forth above (the “Expiration Date”),                                shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for $20.50 per share of Common Stock (as such dollar amount per share may be adjusted pursuant to Section 8 hereof, the “Warrant Price”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.  This Warrant is being issued pursuant to the Unit Purchase Agreement, dated as of April     , 2012 (the “Purchase Agreement”), among the Company and the initial holders of the Warrants.  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Section 1.               Registration.  The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.               Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.               Exercise of Warrant.  Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part (but in each case for a minimum of at least 5,000 Warrant Shares or such lesser number of Warrant Shares for which this Warrant remains exercisable), at any time beginning six (6) months after the date of its issuance and prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed notice of exercise, in the form attached hereto as Appendix 1 (the “Notice of Exercise”) and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Notice of Exercise shall have been delivered.  Subject to compliance with Section 4 hereof, the Warrant Shares so purchased shall be issued in book-entry form (unless the Warrantholder requests that the Warrant Shares be issued in certificated form) and delivered to the Warrantholder within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised.  The Warrant Shares (and, if applicable, certificates representing the Warrant Shares) so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Notice of Exercise.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of the Warrant Shares (and, if applicable, certificates representing the Warrant Shares), deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.  Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Article 3 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder with respect to the Warrant Shares as of the time of such exercise.

Section 4.               Compliance with the Securities Act of 1933.  Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, [and, if required, a similar legend on any security issued or issuable upon exercise of this Warrant], unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary. For the  avoidance of doubt, the Warrant Shares will be considered “Registrable Common Stock” for purposes of the Registration Rights Agreement, dated as of April     , 2012, by and among the Company, the Warrantholder and the other parties named therein (the “Registration Rights Agreement”) and will be entitled to the registration rights set out therein.

Section 5.               Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for all other taxes, including income taxes due under federal, state or other law, if any such tax is due.

Section 6.               Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity with respect thereto, if requested by the Company.

Section 7.               Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant.

The Company agrees that all Warrant Shares issued upon due exercise of this Warrant in accordance with the terms hereof shall be, at the time of delivery of such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.               Adjustments.  Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)           If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to (but not including) the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change, and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to (but not including) the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

(b)           If any (i) capital reorganization or reclassification of the capital stock of the Company, (ii) consolidation or merger of the Company with another corporation in which the Company is not the survivor, (iii) sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation or (iv) purchase offer, tender offer or exchange offer pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other shares of stock, securities or assets and such offer has been accepted by the holders of 50% or more of the outstanding Common Stock (each a “Fundamental Transaction”), shall be effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, the highest amount of such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to any successive Fundamental Transactions.  Notwithstanding the foregoing, in the event of a Fundamental Transaction, other than one in which a successor entity (a “Public Successor”) whose common stock is quoted or listed for trading on an Eligible Market (as defined below) assumes this Warrant and the Warrant Shares immediately theretofore issuable upon exercise of the Warrant may be exercisable for the publicly traded common stock of such Public Successor, at the request of the Warrantholder delivered before the 90th day after such Fundamental Transaction, the

Company (or the successor entity) shall purchase this Warrant from the Warrantholder by paying to the Warrantholder, within five business days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.  For purposes of this paragraph, “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per share of Common Stock equal to the weighted average price of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 30% and the 100-day volatility obtained from the HVT function on Bloomberg determined as of the trading day next following the date of the public announcement of the applicable Fundamental Transaction.  For purposes of this paragraph, “Eligible Market” means The New York Stock Exchange, Inc., The NYSE Amex Equities or The NASDAQ Global Select Market.

(c)           In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to (but not including) such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to (but not including) such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to (but not including) such payment date.  “Market Price” as of a particular date (the “Valuation Date”) shall mean the following:  (i) if the Common Stock is then listed on the New York Stock Exchange or any other national securities exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (ii) if the Common Stock is then quoted on the Over-the-Counter Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (iii) if the Common Stock is not then listed on a national securities exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder.  If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (iii) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.  Such adjustment shall be made successively whenever such a payment date is fixed.

(d)           If, after the date of issuance of this Warrant, the Company issues and sells in a public offering or a private placement shares of Common Stock or other such securities convertible into or exchangeable for Common Stock for cash at a net price per share (i.e., after the deduction of any underwriting discounts or commissions or placement agent fees, as applicable, and any other expenses incurred by the Company that are attributable to the offering) that is less than (i) in the case of a public offering, the  most recently reported closing price of the Common Stock prior to the announcement of such  public offering or (ii) in the case of a private placement, the  most recently reported closing price of the Common Stock prior to the execution of the purchase agreement for such private placement (in either case, a “Secondary Capital Raise”), the Warrant Price in effect immediately after the Secondary Capital Raise shall be adjusted to equal the Warrant Price in effect immediately prior to announcement of the Secondary Capital Raise multiplied by a fraction, the numerator of which shall be the net cash proceeds received by the Company per share in such Secondary Capital Raise (i.e., after the deduction of any underwriting discounts or commissions or placement agent fees, as applicable, and any other expenses incurred by the Company that are attributable to the offering) and the denominator of which shall be the last reported closing price of the Common Stock prior to either (i) the announcement of the Secondary Capital Raise in the case of a public offering, or (ii) the execution of the applicable purchase agreement in the case of a private placement.  This Section 8(d) does not apply to (i) any of the transactions described in Sections 8(a), 8(b) or 8(c) hereof, (ii) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of Warrants or other securities convertible or exchangeable for Common Stock, or (iii) Common Stock (and options exercisable therefor) issued to the Company’s employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the board of directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 8(d).  For any shares of Common Stock that may be issued pursuant to any at-the-market offering, controlled equity or similar programs (an “ATM Program”), this Section 8(d) shall apply, but the Warrant Price shall be adjusted solely by the percentage sales commission payable to the sales agent pursuant to the sales or other similar agreement entered into by and between the Company and such agent in connection with the establishment of such ATM Program and only as a one-time adjustment made as of the date of execution of any such agreement.  For the avoidance of doubt, any offering of securities by a party unaffiliated to the Company and for which the Company does not receive any proceeds will not be subject to an adjustment as described in this Section 8(d).

(e)           An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(f)            In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9.               Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10.             Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 11.             Notices to Warrantholder.  Upon the occurrence of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 12.             Identity of Transfer Agent.  The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 13.             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

Section 14.             Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 15.             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 16.             Cashless Exercise.  Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Notice of Exercise, duly executed, to the Company.  Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

where

X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A = volume weighted average price per share of Common Stock for the 20 trading days immediately prior to (but not including) the date of exercise; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 17.             Redemption.

(a)           All but not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, upon notice to each

Warrantholder, as described in Section 17(b) below, at the price of $0.01 per Warrant (the “Redemption Price”); provided that (i) an effective registration statement providing for the resale by all Warrantholders of the Warrant Shares that are then “Registrable Common Stock” for purposes of the Registration Rights Agreement, and a current prospectus relating thereto, is available throughout the entire Redemption Period (as defined below), and (ii) either (x) the last reported sales price of the Common Stock on each of at least twenty (20) trading days within the thirty (30) trading day period ending on the third business day prior to the date on which notice of the redemption is given pursuant to Section 17(b) (such thirty trading day period, the “Measurement Period”) has been at least equal to the Warrant Price then in effect plus $10.00 (the “Redemption Trigger Amount”), hereof, or (y) in the event there is no actual trading of the Common Stock for a given day within such thirty (30) trading day period, then the closing bid price on each such day must exceed the Redemption Trigger Amount.

(b)           In the event that the Company elects to redeem all of the Warrants pursuant to Section 17(a) hereof, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (such 30 day period, the “Redemption Period”) to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder of the Warrants received such notice.

(c)           Subject to this Section 17(c), the Warrants may be exercised upon payment in cash of the Warrant Price then in effect (or on a cashless basis pursuant to Section 16 hereof), at any time after notice of redemption shall have been given by the Company pursuant to Section 17(b) hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

Section 18.             Limitations on Exercise.

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s pursuant to Sections 542(a)(2) and 544 of the United States Internal Revenue Code of 1986, as amended (the “Code”) as those sections are used in Section 856(h) of the Code, does not exceed 9.8% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) unless the Company’s Board of Directors has, in its sole discretion, granted the Warrantholder a waiver from the stock ownership limitations set forth in the Company’s Certificate of Incorporation. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant.  This restriction may not be waived.

Section 19.             No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 20.             Amendment; Waiver.  This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of                    shares of Common Stock (collectively, the “Private Placement Warrants”).  Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Private Placement Warrants representing at least 66 2/3% of the number of shares of Common Stock then subject to all outstanding Private Placement Warrants; provided, that (x) any such amendment or waiver must apply to all Private Placement Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 21.             Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 22.             Notices. All notices, requests and other communications to any party hereto hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101
Attention: General Counsel
Facsimile No.: (626) 844-9451;

If to an initial Warrantholder, to the address provided to the Company on the Investor Questionnaire completed in connection with its purchase of warrants;

If to a transferee Warrantholder, to the address of such Warrantholder set forth in the transfer documentation provided to the Company;

or such other address or facsimile number as any such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 22 and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 22.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the          day of April, 2012.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:
Name:
Title:

Appendix 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Western Asset Mortgage Capital Corporation:

The undersigned is the Holder of Warrant No.            (the “Warrant”) issued by Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”).  As a condition to this exercise, the undersigned Holder hereby represents and warrants to the Company that the representations and warranties set forth in Article 3 of the Purchase Agreement (as defined in the Warrant) are true and correct in all material respects as of the date hereof as if they had been made on such date with respect to the Warrant Shares.  The undersigned Holder further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in the Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.                                       The Warrant is currently exercisable to purchase a total of                      Warrant Shares.

2.                                       The undersigned Holder hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant (which requires exercise for a minimum of at least 5,000 Warrant Shares or such lesser number of Warrant Shares for which the Warrant remains exercisable).

3.                                       The Holder intends that payment of the Exercise Price shall be made as (check one):

☐                                    “Cash Exercise” under Section 3

☐                                    “Cashless Exercise” if permitted under Section 16

4.                                       If the holder has elected a Cash Exercise, the holder shall pay the sum of $                     to the Company in accordance with the terms of the Warrant.

5.                                       Pursuant to this exercise, the Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

6.                                       Following this exercise, the Warrant shall be exercisable to purchase a total of                      Warrant Shares.

Dated: ,	Name of Holder:
Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Taxpayer Identification Number:

ACKNOWLEDGED AND
AGREED TO this          day of
                    , 20

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:
Name:
Title: